Exhibit 10.20 (iii)
AMENDMENT NUMBER THREE TO
THE NORTHERN TRUST COMPANY
DEATH BENEFIT PLAN

WHEREAS, The Northern Trust Company (the "Company") has adopted The Northern Trust Company Death Benefit Plan (the "Plan");

WHEREAS, the Company has previously amended the Plan; and

WHEREAS, the Company wishes to further amend the Plan;

NOW THEREFORE, by virtue and in exercise of the amending power reserved to the undersigned officer under Section 6.1 of the Plan, Plan is hereby amended to delete the last sentence of Article I, effective as of May 17, 2019:

IN WITNESS WHEREOF, the undersigned has executed this amendment on behalf of the Company on this 18 day of March 2020, effective as of the date indicated above.

THE NORTHERN TRUST COMPANY

By: /s/ Joyce St. Clair
Name: Joyce St. Clair
Title: Executive Vice President and Chief Human Resources Officer